UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession
On December 13, 2018, State Street Corporation’s Board of Directors took actions to implement State Street’s previously disclosed succession plan pursuant to which Joseph L. Hooley will retire as State Street’s Chief Executive Officer and be succeeded by Ronald P. O’Hanley. The Board determined:

•	that Mr. Hooley’s retirement as Chief Executive Officer will be effective following the close of business on December 31, 2018;

•	that Mr. O’Hanley will succeed Mr. Hooley as Chief Executive Officer on January 1, 2019; and

•	to elect Mr. O’Hanley as a director, effective January 1, 2019.
Following his retirement as Chief Executive Officer, Mr. Hooley will remain as a director and continue to serve as Chairman of the Board. The Board intends to nominate Mr. Hooley for re-election as a director at State Street’s 2019 annual meeting of shareholders, and, if re-elected, for Mr. Hooley to continue serving as Chairman until December 31, 2019.
For his 2019 service as a director and Chairman, Mr. Hooley will receive a $250,000 cash retainer and a $250,000 equity award. The cash retainer will be payable on January 2, 2019, and the equity award will be made in shares of State Street common stock on the date of State Street’s 2019 annual meeting of shareholders based on the closing price of State Street’s common stock on the New York Stock Exchange on that date. The equity award is subject to Mr. Hooley’s re-election to the Board at the 2019 annual meeting. Mr. Hooley’s 2019 director compensation will be eligible for deferral under State Street’s Deferred Compensation Plan for Directors. Mr. Hooley will continue to be eligible for the health screening, company car and driver (including parking), and personal and home security currently available to him. He will also be eligible for the life insurance and matching charitable contributions available to other State Street directors.
Mr. O’Hanley has served as State Street’s President and Chief Operating Officer since November 2017, and certain other biographical information was previously disclosed in State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2017. There are no arrangements or understandings between Mr. O’Hanley and any other persons pursuant to which he was elected as a director of the corporation.
Change of Control Agreements
On December 13, 2018, State Street entered into amended and restated employment agreements, also referred to as change of control agreements, with: Mr. Hooley; Mr. O’Hanley; Eric W. Aboaf, Executive Vice President and Chief Financial Officer; Andrew Erickson, Executive Vice President and Head of State Street Global Services; and Cyrus Taraporevala, President and Chief Executive Officer of State Street Global Advisors. The amended and restated agreements are designed to provide for a reduction in the amount of the cash severance and pro-rata bonus payments payable under the prior agreements in the event of specified terminations of employment following a change of control. Those amounts are now calculated based on the prior year’s actual cash incentive compensation award, rather than the amount of the target bonus provided under the 2016 State Street Corporation Senior Executive Annual Incentive Plan. The agreements are otherwise on substantially the same terms and conditions as previously disclosed in the proxy statement for State Street’s 2018 annual meeting of shareholders. This description of the amended and restated employment agreements is qualified in its entirety by the terms and provisions of the form of agreement itself, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements within the meaning of United States securities laws, including statements about management and director succession, transition and election and related compensation arrangements. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “will” and “intend” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this current report on Form 8-K is filed with the Securities and Exchange Commission.
Important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this current report on Form 8-K should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this current report on Form 8-K is filed with the Securities and Exchange Commission, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of amended and restated employment agreement entered into with each of Joseph L. Hooley, Ronald P. O'Hanley, Eric W. Aboaf, Andrew Erickson and Cyrus Taraporevala

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan
		Title:	Executive Vice President and General Counsel
Date:	December 14, 2018